CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the references to our firm in the Pre-Effective Amendment to the Registration Statement on Form N-1A of the Bertolet Capital Trust and to the use of our report dated March 12, 2003 on the statements of assets and liabilities and of operations of the Pinnacle Value Fund (the “Fund”).   Such statements of assets and liabilities and operations appear in the Fund’s Statement of Additional Information.

/s/TAIT, WELLER & BAKER

Philadelphia, Pennsylvania

March 12, 2003